Exhibit 23.1

Consent of Independent Auditors’

The Board of Directors
XM Satellite Radio Holdings Inc.:

We consent to the use of our reports included herein and to the reference to our firm under the headings “Experts” and “Selected Financial Data” in the prospectus supplement and prospectuses.

Our reports, dated March 27, 2003, contain an explanatory paragraph that states that the Company adopted the provisions of Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets as of January 1, 2002.

/s/ KPMG LLP

McLean, Virginia
January 22, 2004